Exhibit 15

Board of Directors and Shareholders of Atmos Energy Corporation
Atmos Energy Corporation

We are aware of the incorporation by reference in the Registration Statements (Form S-3, No. 33-37869; Form S-3, No. 33-58220; Form S-3D/A, No. 33-70212; Form S-3, No. 33-56915; Form S-3/A, No. 333-03339; Form S-3/A, No. 333-32475; Form S-3/A, No. 333-50477; Form S-3, No. 333-95525; Form S-3/A, No. 333-93705; Form S-3, No. 333-75576; Form S-3D, No. 333-113603; Form S-3, No. 333-118706; Form S-3D, No. 333-155666; Form S-3D, No. 333-208317; Form S-3ASR, No. 333-236369; Form S-4, No. 333-13429; Form S-8, No. 33-57687; Form S-8, No. 33-57695; Form S-8, No. 333-32343; Form S-8, No. 333-46337; Form S-8, No. 333-73143; Form S-8, No. 333-73145; Form S-8, No. 333-63738; Form S-8, No. 333-88832; Form S-8, No. 333-116367; Form S-8, No. 333-138209; Form S-8, No. 333-145817; Form S-8, No. 333-155570; Form S-8, No. 333-166639; Form S-8, No. 333-177593; Form S-8, No. 333-199301; Form S-8, No. 333-210461; and Form S-8, No. 333-217739) of Atmos Energy Corporation and in the related Prospectuses of our report dated August 5, 2020, relating to the unaudited condensed consolidated interim financial statements of Atmos Energy Corporation, which are included in its Form 10-Q for the quarter ended June 30, 2020.
/s/ ERNST & YOUNG LLP
Dallas, Texas
August 5, 2020